Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-256214, 333-260833 and 333-263820) and Form S-8 (Nos. 333-253340 and 333-260834) of Chesapeake Energy Corporation (Successor) of our report dated February 22, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
February 22, 2023